Exhibit (e)(3)(iv)

AMENDMENT NO. 3

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 3 dated as of July 31, 2023 (“Amendment No. 3”), to the Distribution Agreement, dated as of July 16, 2020 (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class IA shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.	Name Change: Effective July 31, 2023, the name of EQ/T. Rowe Price Growth Stock Portfolio is changed to EQ/JPMorgan Growth Stock Portfolio.

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Michal Levy	By:	/s/ Nicholas Lane
Name: Michal Levy		Name: Nicholas Lane
Title: President		Title: Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 3

DISTRIBUTION AGREEMENT

CLASS IA SHARES

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Socially Responsible Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Equity 500 Index Portfolio

EQ/Franklin Balanced Managed Volatility Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Stock Portfolio (formerly, EQ/T. Rowe Price Growth Stock Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

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